EXHIBIT 10.1

                            RETENTION AWARD AGREEMENT

Awardee: Haim Aviv ("Awardee")
Grant Date: September 6, 2004
$300,000
379,747 Restricted Stock Units

      This RETENTION AWARD AGREEMENT (the "Agreement") is made as of the Grant Date by and between PHARMOS CORPORATION, a Nevada corporation (the "Company"), and Awardee. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's Amended and Restated 2000 Stock Option Plan (the "Plan").

      The Board of Directors of the Company, through its Compensation/Stock Option Committee, following its review of a survey of executive compensation practices of comparable companies prepared for the Company, initially authorized on June 30, 2004, the granting by the Company of a retention award to Awardee in order to induce him to continue providing services to the Company as an executive or in some other capacity for up to an additional three years from such date.

      In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Award. The Company hereby grants to Awardee, subject to the terms and conditions of this Agreement and the Plan, (i) $300,000 (the "Cash Component") and (ii), subject to the final approval by the Israeli Tax Authority as applied grants made under and subject to Section 102 of the Israeli Income Tax Ordinance ("ITA Approval"), 379,747 Restricted Stock Units (the "Units") pursuant to the Plan (the Cash Component and the Units comprise the "Award").

      2. Vesting; Forfeiture.

            2.1 Vesting Generally. Following the date of the ITA Approval, the Award shall commence vesting and become nonforfeitable as follows: (A) $150,000 and 189,873 Units shall vest on December 31, 2005, and (B) $150,000 and 189,874 Units shall vest on
                  June 30, 2007 (provided in each case that Awardee's Employment with the Company, as defined herein, continues through such date).

            2.2 Definition of Employment. Awardee's "Employment" shall include any and all periods during which such individual is an employee of or consultant to the Company or a subsidiary. Awardee shall be deemed to have terminated Employment when he completely ceases to be employed by or a consultant to the Company and all of its subsidiary corporations. The Company may in its discretion determine (a) whether any leave of absence constitutes a termination of Employment within the meaning of this Agreement, and (b) the impact, if any, of any such leave of absence on the Award.


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            2.3   Vesting in Certain Circumstances. Notwithstanding the
                  provisions of Section 2.1, the Award shall vest as set forth below in the following circumstances:

                  2.3.1 Termination of Employment by Company within one year following Change in Control (as defined in the Employment Agreement between Awardee and the Company dated April 2, 2001 (the "Employment Agreement")), subject to Section 2.3.4: immediate vesting of the Award and nonforfeitability upon the Company's giving of notice of termination;

                  2.3.2 Death or Disability (as such terms are defined in the
                        Employment Agreement): Pro rata monthly vesting of first 50% of Award if Death or Disability occurs before December 31, 2005; and vesting of entire remaining 50% of Award if Death or Disability occurs after December 31, 2005.

                  2.3.3 Termination of Employment by the Company without Cause,
                        Non-renewal by the Company or termination by the Awardee for Good Reason (as defined in the Employment Agreement): immediate vesting of the Award and nonforfeitability upon the Company's giving notice of termination or of non-renewal or upon Awardee's giving notice of termination for Good Reason;

                  2.3.4 Termination of Employment by the Company for Cause (as
                        defined in the Employment Agreement) or by Awardee without Good Reason: Immediate cancellation and forfeiture of the Award; provided, however, that if Awardee terminates his Employment without Good Reason after December 31, 2005, the number of Units and amount of cash previously vested shall remain vested.

      3. Payment of Award. Vested Units included in the Award shall be settled in shares of the Company's common stock ("Stock") on a one-for-one basis. Within five (5) business days following each of the vesting dates specified in Section
2.1 or any earlier date as provided in Section 2.3 (the "Payment Date"), the Company shall deliver pursuant to the instructions set forth in the Transfer Deed attached hereto and incorporated herein (i) a certificate, free and clear of any restrictive legend, representing a number of shares of Stock equal to the number of vested Units and (ii) cash in the amount of the vested portion of the Cash Component. Notwithstanding the foregoing, the Payment Date for the then-vested portion of the Award may be accelerated at Awardee's option (or by his estate or representative, if applicable) in the event of termination of Employment pursuant to Sections 2.3.1, 2.3.2 or 2.3.3.

      4. Dividends and Dividend Equivalents. No dividends or dividend equivalents shall accrue or be paid with respect to any Units.


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      5. Transferability. Neither the Cash Component nor the Units are
transferable by the Awardee, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise, except to a trust to be designated by Awardee for his benefit, as provided in the Transfer Deed.

      6. Transferability of Shares of Stock. The Company has filed a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the shares of Stock to be delivered hereunder and will comply with all applicable state securities laws prior to the distribution of shares of Stock hereunder and to do everything else necessary to ensure that shares of Stock delivered to Awardee upon or following the vesting of any Unit will not be treated as "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

      7. Conformity with Plan. Except as specifically set forth herein, this Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and the Plan with respect to any mandatory provisions of the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Awardee acknowledges its receipt of the Plan and its agreement to be bound by all the terms of the Plan. All definitions stated in the Plan apply to this letter.

      8. Withholding Taxes. Awardee shall pay to the Company, or make provision satisfactory to the administrator of the Plan for payment of, any taxes required to be withheld in respect of the vesting or distribution of the Cash Component and/or shares of Stock hereunder no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Awardee, including any part of the Cash Component or shares of Stock to be delivered hereunder. In the event that payment to the Company of such tax obligations is made in shares of Stock, such shares shall be valued at their fair market value on the applicable date for such purposes.

      9. Awardee Advised To Obtain Personal Counsel and Tax Representation.
IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted an Award under the Plan regarding the federal, state, local or foreign income tax consequences or employment tax consequences of participating in the Plan. Awardee is responsible for determining his own personal tax consequences of participating in the Plan. Accordingly, the Company has advised Awardee that he may wish to retain the services of a professional tax advisor in connection with the Award.

      10. Beneficiary Designation. Awardee may designate one or more beneficiaries, from time to time, to whom any benefit under this Agreement is to be paid in case of Awardee's death. Each designation must be in writing, signed by Awardee and delivered to the Company. Each new designation will revoke all prior designations.

      11. Adjustments for Changes in Capital Structure. In the event of any change in capital structure or business of the Company by reason of any Stock dividend or extraordinary dividend, Stock split or reverse Stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of Stock, non-cash distributions with respect to its outstanding Stock, reclassification of the Company's capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business or the capital structure of any business of any Subsidiary, the administrator of the Plan shall make such appropriate adjustments to the Units as are equitable and reasonably necessary or desirable to preserve the intended benefits under this Agreement.


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      12. Miscellaneous.

            12.1 This Agreement may not be changed or terminated except by written agreement signed by the Company and Awardee. It shall be binding on the parties and on their personal representatives and permitted assigns.

            12.2 This Agreement sets forth all agreements of the parties. It supersedes and cancels all prior agreements with respect to the subject matter hereof. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

            12.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey. Any litigation instituted by any party to this Agreement pertaining to this Agreement must be filed before a court of competent jurisdiction in the State of New Jersey and both parties hereby consent irrevocably to the jurisdiction of such courts over them.

            12.4 The Company shall pay the reasonable legal fees, costs and expenses incurred by Awardee in connection with any action arising under this Agreement, provided that any dispute or controversy between the parties regarding this Agreement is resolved in any manner in favor of Awardee. Upon any initial determination in favor of Awardee, the Company shall advance to Awardee an amount equal to Awardee's previously incurred legal fees and a reasonable estimate of any legal fees, costs and expenses that may be incurred by Awardee in connection with the final resolution of such matter. In addition, the Company shall pay or reimburse Awardee for attorneys' fees incurred by Awardee in connection with the negotiation and preparation of this Agreement. This paragraph shall not affect Awardee's common-law or statutory indemnification rights, or any agreements or other arrangements between the parties relating to indemnification.

            12.5 All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing. Notice shall be deemed given and effective (a) three (3) business days after the deposit in the U.S. mail of a writing addressed as provided below and sent first class mail, certified, return receipt requested, (b) when received by the addressee, if sent by a nationally recognized air courier for next day delivery service (receipt requested), or (c) upon personal delivery (with written confirmation of receipt). Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph. Notices shall be addressed (i) to Awardee at the last address he or she has filed in writing with the Company and (ii) to the Company at its principal offices. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

            12.6 This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.


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Dated: As of September 6, 2004

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            PHARMOS CORPORATION


                                            By: /s/ James A. Meer
                                                --------------------------------
                                                Name:  James A. Meer
                                                Title: Chief Financial Officer

                                            AWARDEE:


                                            By: /s/ Haim Aviv
                                                --------------------------------
                                                Name: Haim Aviv

      This Agreement has been approved and authorized by the Compensation/Stock Option Committee of the Board of Directors of Pharmos Corporation by Unanimous Written Consent dated as of September 6, 2004.


/s/ Mony Ben Dor
------------------------------
Mony Ben Dor, Chairman of the Compensation/Stock Option Committee